Exhibit 99.1

5251 Edina Industrial Blvd. Minneapolis, MN 55439 | (952) 405-6216 | www.petvivo.com

PRESS RELEASE:

PetVivo Holdings, Inc. Announces Reverse Stock Split

MINNEAPOLIS, MN, US, December 29, 2020 — PetVivo Holdings, Inc. (OTCQB: PETV) (the “Company”) announced today that it has approved a 1-for-4 reverse stock split of its shares of common stock (“Reverse Stock Split”). PetVivo’s stockholders granted authority to the Board of Directors to effect this Reverse Stock Split of the Company’s common stock at its stockholder meeting held on September 22, 2020.

The Reverse Stock Split is scheduled to take effect today, December 29, 2020, at 5:00 p.m. ET (the “Effective Time”). The Company’s common stock will begin trading on a split-adjusted basis on Wednesday, December 30, 2020, under the new CUSIP number 716817408. The Company’s trading symbol will change to PETVD for a period of 20 business days, after which the D will be removed from the Company’s trading symbol and it will revert to the symbol of PETV.

John Lai, CEO of the Company, commented, “the purpose of this reverse stock split is to improve the Company’s capital structure related to listing requirements for a planned future listing of the Company’s common stock on the Nasdaq Capital Market® (“Nasdaq”).

Pursuant to this reverse stock split, each four (4) shares of the Company’s outstanding common stock, $.001 par value per share, will be automatically combined and converted into one (1) outstanding share of common stock, $.001 par value per share. As a result of this reverse stock split, the Company’s outstanding common shares will be reduced to approximately 6,718,252 shares.

This reverse stock split will affect all shareholders uniformly and accordingly will not alter any shareholders percentage interest and ownership in the Company’s equity, except to the extent that any shareholder would result in owning a fractional common share. Any fractional shares resulting from this reverse stock split will be rounded up to the next whole number of shares.

Shareholders of the Company holding their shares through a brokerage or street account will have their shares automatically adjusted to reflect this 1-for-4 reverse stock split. In the case of shareholders holding shares in certificated form, they need to exchange their present certificates for new stock certificates. Shareholders should direct any questions concerning this reverse stock split and exchange of their certificates to their broker or to the Company’s Transfer Agent, Equity Stock Transfer, at https://equitystock.com/contact.

Concurrent with the reverse stock split, the Company increased its authorized shares of common stock to 250 million shares (250,000,000), which increase was approved by the Company’s stockholders at the September 22, 2020 meeting.

About PetVivo Holdings, Inc.

PetVivo Holdings Inc. (OTCQB: PETV) is an emerging biomedical device company currently focused on the manufacturing, commercialization and licensing of innovative medical devices and therapeutics for companion animals. The Company’s strategy is to leverage human therapies for the treatment of companion animals in a capital and time efficient way. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than more stringently regulated pharmaceuticals and biologics.

PetVivo has a pipeline of seventeen products for the treatment of animals and people. A portfolio of eighteen patents protects the Company’s biomaterials, products, production processes and methods of use. The Company’s lead product Kush, a veterinarian-administered, intraarticular injection for the treatment of osteoarthritis in dogs and horses, is scheduled for expanded commercial sale later this year.

CONTACT:

John Lai, CEO

PetVivo Holdings, Inc.

Email: info1@petvivo.com

(952) 405-6216

Forward-Looking commercial Statements:

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements, including the potential listing of the Company’s common stock on Nasdaq, are based on information currently available the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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